SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549



                                   FORM 8-K


                                CURRENT REPORT


                      Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934



                                August 23, 1997
                                ---------------
               Date of Report (Date of earliest event reported)



                         The Perkin-Elmer Corporation
                         ----------------------------
            (Exact name of registrant as specified in its charter)


                                   New York
                                   --------
                (State or other jurisdiction of incorporation)

          1-4389                              06-0490270
          ------                              ----------
(Commission File Number)        (IRS Employer Identification No.)


               761 Main Avenue, Norwalk, Connecticut 06859-0001
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Address of principal executive offices)                             (Zip Code)


                                (203) 762-1000
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             (Registrant's telephone number, including area code)

Item 5.   Other Events.

          The Perkin-Elmer Corporation, a New York corporation (the "registrant" or "Perkin-Elmer"), Seven Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Perkin-Elmer ("Sub"), and PerSeptive Biosystems, Inc., a Delaware corporation ("PerSeptive"), have entered into an Agreement and Plan of Merger, dated as of August 23, 1997 (the "Merger Agreement"), whereby Sub will be merged with and into PerSeptive, with PerSeptive as the surviving entity (the "Merger"). The Merger was announced in a press release issued by the registrant and PerSeptive on August 25, 1997.

          As a result of the Merger, each outstanding share of common stock of PerSeptive ("PerSeptive Common Stock") will be converted into shares of common stock of Perkin-Elmer ("Perkin-Elmer Common Stock") at an exchange ratio equal to (i) $13.00 divided by (ii) the average of the closing sales prices of Perkin-Elmer Common Stock on the New York Stock Exchange Composite Transactions Tape on each of the 20 consecutive trading days immediately preceding the second trading day prior to the Effective Time of the Merger
(as defined in the Merger Agreement), rounded to the nearest 1/10,000th, provided that such exchange ratio shall not be less than 0.1486 nor more than
0.1926. Each outstanding option and warrant for shares of PerSeptive Common Stock will be converted into options and warrants for the number of shares of Perkin-Elmer Common Stock that would have been received if such options and warrants had been exercised immediately prior to the Effective Time of the Merger. Any shares of Series A Redeemable Convertible Preferred Stock of PerSeptive outstanding prior to the Effective Time of the Merger will be converted in accordance with their terms into a number of shares of PerSeptive Common Stock determined by dividing $10,000 by the average closing price of PerSeptive Common Stock for each of the 10 trading days ending five business days prior to the Effective Time of the Merger. The shares of PerSeptive Common Stock issued upon such conversion will then be converted in the Merger as set forth above. As a result of the Merger, PerSeptive's 8-1/4% Convertible Notes Due 2001 will become convertible into Perkin-Elmer
Common Stock.

          Concurrently with the execution and delivery of the Merger Agreement, PerSeptive and the registrant entered into a Stock Option Agreement (the "Stock Option Agreement") whereby PerSeptive has granted to Perkin-Elmer an option to purchase up to 4,478,308 shares of PerSeptive Common Stock at a price of $13.00 per share, exercisable only upon the occurrence of certain events. The Stock Option Agreement provides Perkin-Elmer (a) with the right, in certain circumstances, to require PerSeptive to repurchase the option and any shares acquired by exercise of the option and
(b) with the right to require PerSeptive to register the PerSeptive Common Stock acquired by or issuable upon exercise of the option under the Securities Act of 1933, as amended.

          The closing of the Merger is subject to certain conditions, includ-ing the approval of the common stockholders of PerSeptive and the receipt of certain regulatory approvals.

          The Merger Agreement, the Stock Option Agreement and the registrant's press release issued August 25, 1997 regarding the Merger are attached as exhibits to this report and are incorporated herein by reference. The foregoing summaries of the Merger Agreement and the Stock Option Agreement do not purport to be complete and are qualified in their entirety by reference to such exhibits.

Item 7.   Financial Statements, Pro Forma Financial
          Information and Exhibits.

          The following exhibits are filed with this report:

Exhibit Number                    Description

     2 Agreement and Plan of Merger, dated as of August 23, 1997, among the registrant, Seven Acquisition Corp. and PerSeptive Biosystems, Inc.

     10 Stock Option Agreement, dated as of August 23, 1997, between PerSeptive Biosystems, Inc. and the registrant.

     99 Press release of the registrant, issued August 25, 1997, regarding the Merger.

                                   SIGNATURE

                 Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                  THE PERKIN-ELMER CORPORATION


                                  By /s/ Stephen O. Jaeger
                                     --------------------------------------
                                     Name:  Stephen O. Jaeger
                                     Title: Vice President, Chief Financial
                                            Officer and Treasurer


Dated:  August 26, 1997.

                                 EXHIBIT INDEX

    Exhibit
    Number                    Description                      Page
    -------                   -----------                      ----

       2        Agreement and Plan of Merger, dated as
                of August 23, 1997, among the
                registrant, Seven Acquisition Corp.
                and PerSeptive Biosystems, Inc.

      10        Stock Option Agreement, dated as of
                August 23, 1997, between PerSeptive
                Biosystems, Inc. and the registrant.

      99        Press release of the registrant,
                issued August 25, 1997, regarding the
                Merger.